SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 October 1, 2003

                 INTERACTIVE MOTORSPORTS AND ENTERTAINMENT CORP.
             (Exact name of registrant as specified in its charter)

                                     Indiana
                 (State or other jurisdiction of incorporation)

      000-30771                                87-0678630
(Commission File No.)              (I.R.S. Employer Identification No.)

                              5624 West 73rd Street
                             Indianapolis, IN 46278
                    (Address of principal executive officer)


                                 (317) 295-3500
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former name or former address, if changed since last report)



Item 5. Other Events and Regulation FD Disclosure

     By mutual agreement of the parties, the previously announced Merger and Acquisition Advisor Agreement (the "Agreement") between the Registrant and Dan Rubin, dated as of the 2nd day of September, 2003, has been terminated. No services were performed pursuant to the Agreement and none of the shares of the Registrant's common stock subject to the Agreement are issued and outstanding. As a result of the termination of the Agreement, no shares will be issued to Mr. Rubin and Mr. Rubin will not provide any services to the Registrant pursuant to the Agreement.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  October 29, 2003

                         INTERACTIVE MOTORSPORTS AND ENTERTAINMENT CORP.

                         By:/s/ William Donaldson
                            ------------------------------------------
                            William Donaldson
                            Chairman and Chief Executive Officer